PROMISSORY NOTE

$900,000.00                                                     Date    12/27/95
                                                                Elko, Nevada

         FOR VALUE RECEIVED, the undersigned, OASIS INTERNATIONAL CORPORATION, a Nevada corporation, promise to pay to the order of SOLAR LOGOS FOUNDATION, a Nevada non-profit corporation, at Buellton, California, or wherever payment may be demanded by the holders of this Note, the principal sum of NINE HUNDRED THOUSAND DOLLARS ($900,000.00), with interest thereon at the rate of seven percent (7%) per annum, from the 27th day of December, 1995, until paid, both principal and interest payable in the following manner:

Accrued interest shall be paid on or before January 1, 1996, and a like payment, being accrued interest on the principal amount, shall be paid on or before April 1, July 1, October 1 and January 1 each year thereafter until January 1, 1999.

$31,474.88, including interest, shall be paid on or before January 1, 19999, and a like payment of $31,474.88, including interest shall be paid on or before April 1, July 1, October 1 and January 1 each year thereafter until January 1, 2006, on which date the entire unpaid principal balance plus accrued interest shall become due and payable.

                  Each payment shall be applied first to accrued interest and the balance to principle as of the date of payment. Interest shall accrue only upon the unpaid principle balance of this Note remaining from time to time. All payments shall be in lawful money of the United States of America.

                  The makers shall have the right to pay all or any portion of this Note at any time, provided, however, any additional payments shall not be cumulative payments, but the makers shall, in all events, pay each annual installment as it comes due until the Note is paid in full.

                  The makers, comakers, endorsers, guarantors and sureties, jointly and severally, waive presentment, protest and notice of dishonor, and waive diligence in collecting, and agree that this Note may be renewed or extended from time to time, and that any security herefor may be released or discharged partially or in full and that additional comakers, guarantors, and sureties may become parties hereto, without notice to or the consent of any of them, and without affecting their liability hereon.


                  If any default or deficiency be made in the payment of this Note, or any portion or installment hereof; or in the performance of the Deed of Trust, Security Agreement or other agreements, documents or instruments, or other lien or encumbrance which secures the payment of this Note; or in the payment and performance of any other deed of trust, mortgage, security agreement or other lien or encumbrance or the note or debt secured thereby which security affects all or any portion of the property which secures the payment of this Note; and such default or deficiency is not cured and made good within sixty
(60) sale days in the manner and after the notice specified in NRS 107.080, as in effect on the date of this Note, then, at the option of the holder of this Note, the entire unpaid principle balance hereof, together with all accrued interest and other sums payable hereunder and under the terms of the security herefor shall become immediately due and payable in full, although the time of maturity expressed in this Note shall not have arrived.

                  The maker further agrees to pay all costs, charges and expenses, including reasonable attorney fees, incurred by the holder of this Note, incident to the collection hereof, or any portion, in the event of default of deficiency in the payment of this Note, or any portion hereof, or in the performance of the Deed of Trust or other security which secures it.

                  The undersigned officers warrant and represent that they are fully authorized to make, execute and deliver this Note in the name of and on behalf of the undersigned corporation.

                  A Deed of Trust and Fixture Filing and Security Agreement secure the payment of this Note.

                                         OASIS INTERNATIONAL CORPORATION,
                                         a Nevada Corporation

                                         By: /s/ Steven Christensen as President
                                         President
ATTEST:
/s/ Richard Surber, Vice President